Exhibit 23
DEARBORN BANCORP, INC.
FORM 10-K (continued)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-129769) of our reports dated March 31, 2010 on our audits of the consolidated financial statements of Dearborn Bancorp, Inc. as of December 31, 2009 and 2008, and for the years ended December 31, 2009 and 2008, which report is included in the 2009 Annual Report on Form 10-K.
/s/ BKD, LLP
Indianapolis, Indiana
March 31, 2010

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